Final Prospectus                                Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196532

2,722,767 Shares
Common Stock
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The stockholders identified in this prospectus under the heading “Selling Stockholders” or in any supplement to this prospectus may sell up to 2,722,767 shares of common stock of United Insurance Holdings Corp. from time to time. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. The selling stockholders may sell their common stock in public or private transactions at prevailing market prices, at negotiated prices or otherwise. They may sell the stock directly or through brokers or dealers. Brokers or dealers may receive discounts or commissions from the selling stockholders, which will be paid by the selling stockholders. See “Plan of Distribution.”
Our common stock is traded on The Nasdaq Capital Market under the symbol “UIHC.” On June 3, 2014, the closing price of our common was $17.38 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is June 19, 2014.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The selling stockholders named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Incorporation of Certain Documents By Reference.”
You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
In this prospectus, we frequently use the terms “we,” “our,” “us,” “UPC Insurance,” and the “Company” to refer to United Insurance Holdings Corp. and our subsidiaries, except where it is clear that the terms mean only United Insurance Holdings Corp.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus or in the documents incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and the regulations promulgated thereunder), which are intended to be covered by the safe harbors created thereby. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on information available at the time these statements and disclosures were prepared. Forward-looking statements include, but are not limited to:

•	certain statements contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013;

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•	certain statements contained under the heading “Business” in our Annual Report on Form 10-K for the year ended December 31, 2013;

•
certain statements contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; and

•	certain statements as to trends or events or our management’s beliefs, expectations, objectives, plans, goals, intentions, estimates, projections and opinions.
These statements are included throughout this prospectus, and in the documents incorporated by reference in this prospectus, and include statements about anticipated growth in our revenues, estimated unpaid losses on insurance policies that we write, our investment returns and expectations about our liquidity. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, profitability, liquidity, and capital resources. The words “believe,” “anticipate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases identify forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus.
Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a number of factors. Some of the risks, uncertainties and other factors that may cause actual results, developments and business decisions to differ materially from those anticipated by such forward-looking statements include the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013 and the following:

•	the regulatory, economic and weather conditions present in the states in which we operate;
•    the impact of new federal or state regulations that affect the property and casualty insurance market;
•    the costs and availability of reinsurance;
•    assessments charged by various governmental agencies;
•    pricing competition and other initiatives by competitors;
•    our ability to attract and retain the services of senior management;
•    the outcome of litigation pending against us, including the terms of any settlements;

•	dependence on investment income and the composition of our investment portfolio and related market risks;
•    our exposure to catastrophic events and severe weather conditions; and
•    downgrades in our financial strength rating.
Because of these and other risks and uncertainties, our actual future results may be materially different from the results indicated by any forward-looking statements. In addition, our past results of operations may not be indicative of future performance. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We undertake no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY
The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.
Overview
United Insurance Holdings Corp. serves as the holding company for United Property & Casualty Insurance Company and its affiliated companies. Our business is conducted principally through four wholly-owned subsidiaries: United Property & Casualty Insurance Company (our insurance affiliate), United Insurance Management, L.C. (our management affiliate), Skyway Claims Services, LLC (our claims adjusting affiliate) and UPC Re (our reinsurance affiliate). Collectively, including United Insurance Holdings Corp., we refer to these entities as “UPC Insurance,” which is the preferred brand identification we are establishing for our Company.
UPC Insurance is primarily engaged in the homeowners property and casualty insurance business in the United States. We currently write in Florida, Massachusetts, New Jersey, North Carolina, Rhode Island, South Carolina and Texas, and we are licensed to write in Georgia, Louisiana and New Hampshire. Our target market currently consists of areas where the perceived threat of natural catastrophe has caused large national insurance carriers to reduce their concentration of policies. In such areas, we believe an opportunity exists for UPC Insurance to write profitable business. We manage our risk of catastrophic loss primarily through sophisticated pricing algorithms, avoidance of policy concentration, and the use of a comprehensive catastrophe reinsurance program. UPC Insurance has been operating continuously in Florida since 1999, and has successfully managed its business through various hurricane and other tropical storm events. We believe our record of successful risk management and experience in writing business in catastrophe-exposed areas provides us a competitive advantage as we grow our business in other states facing similar perceived threats.
Recent Events
On May 1, 2014, our Board of Directors declared a $0.04 per share quarterly cash dividend payable on May 23, 2014 to stockholders of record on May 16, 2014.
Corporate Information
In 1999, we formed our original holding company, United Insurance Holdings, L.C., a Florida limited liability company, our insurance affiliate and our management affiliate and conducted operations under that structure until 2004. In 2004, we added our claims adjusting affiliate and continued operations under the new structure until we completed a merger with Fund Management Group (FMG) Acquisition Corp.
In May 2007, FMG Acquisition Corp, a blank-check company, was incorporated under the laws of Delaware. In September 2008, in a cash and stock transaction, we completed a reverse merger whereby United Subsidiary Corp., a wholly-owned subsidiary of FMG Acquisition Corp., merged with and into United Insurance Holdings, L.C., a Florida limited liability company, with United Insurance Holdings, L.C. remaining as the surviving entity. In connection with that merger, FMG Acquisition Corp. changed its name to United Insurance Holdings Corp. and became a public operating company trading in the over-the-counter market under the ticker symbol “UIHC.” In April 2011, we founded our reinsurance affiliate. In August 2011, we merged United Insurance Holdings, L.C. into its parent corporation, United Insurance Holdings Corp. In December 2012, in connection with an underwritten public offering of 5,000,000 shares of our common stock, we applied to list our common stock on The Nasdaq Capital Market. Our application was approved, and our common stock began trading on The Nasdaq Capital Market on December 11, 2012.
Our principal executive offices are located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, and our telephone number is (727) 895-7737. Our website is www.upcinsurance.com. The information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS
The selling stockholders named in the table below and in any supplement to this prospectus may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 2,722,767 shares of our common stock.   The common stock that may be sold by the selling stockholders includes common stock that was issued to the selling stockholders in the transactions described below.

This prospectus includes 96,437 shares of our common stock being registered for resale, which were issued to the following selling stockholders in connection with their becoming employed by the Company:  John L. Forney, B. Bradford Martz, Andrew D. Swenson, Deepak Menon and Kimberly A. Salmon.  Such shares were issued in private placements in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On September 30, 2008, in a cash and stock transaction, we completed a merger whereby United Subsidiary Corp., a wholly-owned subsidiary of FMG Acquisition Corp. (now known as United Insurance Holdings Corp.), merged with and into United Insurance Holdings, L.C., a Florida limited liability company (“UIH”), with UIH remaining as the surviving entity.  In connection with the merger, selling stockholders (including certain of those listed in the table below as well as those that may be named in a prospectus supplement) received 2,636,330 shares of our common stock in exchange for their membership interests of UIH.  These selling stockholders may be deemed to have been “affiliates,” as that term is defined in Rule 145 under the Securities Act, of UIH at the effective time of the merger.  The initial issuance of these shares was registered pursuant to a registration statement on Form S-4 initially filed with the Securities and Exchange Commission on April 18, 2008 (File No. 333- 150327).  We have agreed to register for resale by the selling stockholders, all of the 2,626,230 shares of common stock issued to them.  Without this registration statement, these shares could only be resold by the affiliates subject to the restrictions on resale in Rule 145.

The table below lists the selling stockholders and information regarding their beneficial ownership of common stock as of June 4, 2014. Beneficial ownership is determined in accordance with the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose.

All information with respect to beneficial ownership has been furnished to us by the selling stockholders. For more information, see the section of this prospectus entitled “Plan of Distribution.”

Based on the information supplied to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering		Number of Shares Registered for Sale Hereby (1)	Number of Shares Beneficially Owned After Offering
	Number	Percentage(2)		Number	Percentage(2)
Gregory C. Branch (3)	2,055,177	9.9%	1,153,375	901,802	4.3%
Mineral Associates, Inc. (4)	755,596	3.6%	351,299	404,297	1.9%
William H. Hood, III Revocable Trust (5)	592,533	2.8%	188,148	404,385	1.9%
Kent G. Whittemore (6)	260,245	1.2%	216,370	43,875	0.2%
John L. Forney (7)	135,519	0.7%	86,990	48,529	0.2%
Branch Journey, LLC (3)	118,588	0.6%	118,588	—	—%
OC Branch Jr. Revocable Trust F/B/O Jennifer L. Branch (3)	101,848	0.5%	62,732	39,116	0.2%
OC Branch Jr. Revocable Trust F/B/O Tracy L. Drake (3)	101,848	0.5%	62,732	39,116	0.2%
OC Branch Jr. Revocable Trust F/B/O Christina M. Branch (3)	101,848	0.5%	62,732	39,116	0.2%
OC Branch Jr. Revocable Trust F/B/O Overby C. Branch, III (3)	101,848	0.5%	62,732	39,116	0.2%
Deepak Menon (8)	38,889	0.2%	2,110	36,779	0.2%
B. Bradford Martz (9)	28,146	0.1%	3,900	24,246	0.1%
William H. Hood, III Irrevocable Trust #3 (10)	25,092	0.1%	25,092	—	—%
Kimberly A. Salmon (11)	19,474	0.1%	1,270	18,204	0.1%
Andrew D. Swenson (12)	5,962	—%	2,167	3,795	—%

(1)
We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholders may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares included in and covered by this prospectus will be held by the selling stockholders.

(2)	The percentages of common stock beneficially owned are based on 20,846,160 shares of common stock outstanding on June 4, 2014.

(3)
Includes 1,529,197 shares directly owned by Gregory C. Branch, the Chairman of our Board of Directors (Board). Also includes 118,588 shares owned by Branch Journey, LLC and 101,848 shares owned by each of the following four trusts: OC Branch Jr. Revocable Trust F/B/O Jennifer L. Branch, OC Branch Jr. Revocable Trust F/B/O Tracy L. Drake, OC Branch Jr. Revocable Trust F/B/O Christina M. Branch and OC Branch Jr. Revocable Trust F/B/O Overby C. Branch, III. Mr. Branch has voting and dispositive power over the shares held by the four OC Branch Jr. Revocable Trusts and by Branch Journey, LLC.

(4)	Alec Poitevint, who is a director on our Board, has voting and investment power over these shares.

(5)	William H. Hood, III, as trustee, has voting and investment power over these shares. Mr. Hood is a member of our Board of Directors.

(6)	Includes 19,618 shares held in his spouse's, Kathryn Whittemore, IRA. Mr. Whittemore shares voting and investment power with his spouse.

(7)
Includes 53,304 shares that Mr. Forney holds jointly with his spouse and with respect to which he shares voting and investment power. Includes 69,592 shares of restricted stock that have not yet vested over which Mr. Forney has voting power. Mr. Forney is our President and Chief Executive Officer and a member of our Board of Directors.

(8)	Includes 5,389 shares of restricted stock that have not yet vested over which Mr. Menon has voting power. Mr. Menon is our Vice President of Operations and Business Development.

(9)	Includes 5,246 shares of restricted stock that have not yet vested over which Mr. Martz has voting power. Mr. Martz is our Chief Financial Officer.

(10)	David W Anderson, as trustee, has voting and dispositive power over these shares.

(11)	Includes 1,270 shares of restricted stock that have not yet vested over which Ms. Salmon has voting and dispositive power. Ms. Salmon is our General Counsel and Chief Legal Officer.

(12)	Includes 4,462 shares that have not yet vested over which Mr. Swenson has voting and dispositive power. Mr. Swenson is our Chief Information Officer.

To our knowledge, the preceding table represents the holdings of the selling stockholders. Information regarding the selling stockholders may change from time to time, which changed information will be set forth in supplements to this prospectus, if and when necessary. Because the selling stockholders may offer some or all of the common stock that they hold, we can only give an estimate as to the amount of common stock that will be held by selling stockholders upon the termination of this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION
The selling stockholders may offer and sell shares of common stock offered by this prospectus from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. Sales that the selling stockholders do make may be made in one or more of the following transactions:

•	on The Nasdaq Capital Market or any other securities exchange or quotation service that lists or quotes the common stock for trading;

•	in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through put or call option transactions relating to the shares or through short sales of shares;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•
loans or pledges of shares of our common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions.
The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our common stock or of securities convertible into or exchangeable for these shares in the course of hedging positions they assume with the selling stockholders. The selling stockholders may also sell shares short and redeliver shares to close out such short positions. In addition, the selling stockholders may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to these broker-dealers or other financial institutions of the shares of common stock offered by this prospectus, which these broker-dealers or other financial institutions may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).
The selling stockholders have advised us that they have not made any arrangements with any underwriters or broker-dealers relating to the distribution of the shares covered by this prospectus. The selling stockholders may sell their shares directly to purchasers, use broker-dealers to sell their shares or sell their shares to broker-dealers acting as principals. If this happens, then broker-dealers may either receive discounts or commissions from the selling stockholders, or they may receive commissions from purchasers of shares for whom they acted as agents, or both. This compensation may be in excess of the compensation customary in the type of transactions involved. If a broker-dealer purchases shares as a principal, then it may resell the shares for its own account under this prospectus.
We will pay all registration fees and expenses for the common stock offered by this prospectus. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares will be borne by the selling stockholders.
The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.
The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock. Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
Instead of selling common stock under this prospectus, the selling stockholders may sell common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified in writing by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Any such supplement will disclose:

•	the name of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement to this prospectus pursuant to Rule 424(b) or other applicable provision of the Securities Act amending the selling stockholders' list to include the pledgee, transferee or other successor in interest as a selling stockholder under this prospectus.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida.

EXPERTS
The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by McGladrey LLP, an independent registered accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and our common stock at the public reference facility of the SEC at the location described above.
Our Internet address is www.upcinsurance.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. After accessing the website, the filings can be found by selecting the “Investor Relations” menu. The contents of the website are not incorporated into this prospectus or into our other filings with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 24, 2014;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the SEC on May 1, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on February 6, 2014, February 28, 2014, and May 12, 2014;

•	Our Definitive Proxy Statement relating to our 2014 annual meeting of stockholders filed with the SEC on April 3, 2014;

•
The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, filed with SEC on December 10, 2012, and any amendment or report updating that description; and

•
The description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, filed with the SEC on July 23, 2012, and any amendment or report updating that description.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.
In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement, but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:
United Insurance Holdings Corp.
Attn: Corporate Secretary
360 Central Avenue, Suite 900,
St. Petersburg, Florida 33701
(727) 895-7737

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2,722,767 Shares
Common Stock

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Prospectus
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June 19, 2014

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